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                                                                  EXHIBIT 10.20

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                    LEHMAN BROTHERS CAPITAL PARTNERS IV, L.P.



                        AGREEMENT OF LIMITED PARTNERSHIP



                          ----------------------------

                                OCTOBER 21, 1997

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                                TABLE OF CONTENTS

                                                                           Page

ARTICLE 1
Certain Defined Terms .....................................................  1

ARTICLE 2
Formation, Name and Place of Business;
Purpose and Limitation on Operations; Term;
Conversion to Corporate Form ..............................................  7
             2.1. Formation ...............................................  7
             2.2. Name ....................................................  7
             2.3. Place of Business .......................................  7
             2.4. Purpose .................................................  7
             2.5. Term ....................................................  7
             2.6. Conversion to Corporate Form ............................  7

ARTICLE 3
General Partner; Relationship with Lehman Brothers ........................  8
             3.1. General Partner, Management of General Partner ..........  8
             3.2. No Compensation of Officers and Directors; Expenses .....  8
             3.3. Day-to-Day Operations; Acts of Investment Committee .....  8
             3.4. Services by Lehman Brothers; Charges and Expenses .......  8
             3.5. Related Partnerships ....................................  9

ARTICLE 4
Limited Partners ..........................................................  9
             4.1. Initial Limited Partner .................................  9
             4.2. Additional Limited Partners .............................  9
             4.3. List of Limited Partners ................................  9
             4.4. No Management by Limited Partners .......................  9
             4.5. Limitation on Transfer of Limited Partners' Units ....... 10

ARTICLE 5
Liability of Partners ..................................................... 10
             5.1. General Partner ......................................... 10
             5.2. Limited Partners ........................................ 10

ARTICLE 6
Powers of General Partner; Prohibited Transactions
and Restrictions; Duties of General Partner;
Indemnification and Contribution .......................................... 10
             6.1. Powers .................................................. 10
             6.2. Prohibited Transactions ................................. 11
             6.3. Restrictions on the Authority of the General Partner .... 12
             6.4. Duties .................................................. 12
             6.5. Exculpation, Indemnification and Contribution ........... 12
             6.6. General Partner Loans ................................... 12


                                       (i)
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ARTICLE 7
Capital Contributions and Accounts; No Further
Contributions Required; Interest; Accounting and Valuation ................ 13
             7.1. Capital Contributions and Accounts ...................... 13
             7.2. Further Capital Contributions ........................... 14
             7.3. Interest ................................................ 15
             7.4. Fixed Return ............................................ 15
             7.5. Accounting Periods and Taxable Years .................... 15

ARTICLE 8
Allocations ............................................................... 15
             8.1. Allocation of Profits and Losses; Other Allocations ..... 15
             8.2. Special Allocation Provisions ........................... 16
             8.3. Tax Allocations ......................................... 17
             8.4. Allocation among Limited Partners, Transfers ............ 17
             8.5. Tax Elections ........................................... 17
             8.6. Other Allocation Provisions ............................. 17

ARTICLE 9
Distributions; Withdrawal ................................................. 18
             9.1. General Partner Discretion .............................. 18
             9.2. Distributions ........................................... 18
             9.3. Non-Cash Distributions .................................. 18
             9.4. Withholding ............................................. 19
             9.5. Withdrawal .............................................. 19

ARTICLE 10
Transferability of Interests; Vesting;
Termination of Employment ................................................. 19
             10.1. Restrictions and Conditions on Transfers of Units ...... 19
             10.2. Assignees .............................................. 20
             10.3. Substituted Limited Partners ........................... 20
             10.4. Termination of Employment, Death, Disability, Retirement
                   of Limited Partner ..................................... 21
             10.5. Disposition of General Partner's Interest .............. 24

ARTICLE 11
Dissolution and Liquidation of the Partnership ............................ 24
             11.1. Events Causing Dissolution ............................. 24
             11.2. Liquidation ............................................ 24

ARTICLE 12
Books and Records; Accounting;
Appraisal; Tax Matters and Elections ...................................... 26
             12.1. Books and Records ...................................... 26
             12.2. Accounting Basis, Fiscal Year .......................... 26
             12.3. Bank Accounts .......................................... 26
             12.4. Appraisal .............................................. 26
             12.5. Reports ................................................ 27
             12.6. Tax Matters and Elections .............................. 27


                                      (ii)
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                                                                           Page
ARTICLE 13
Miscellaneous Provisions .................................................. 27
             13.1. Appointment of the General Partner as Attorney-in-Fact . 27
             13.2. Amendments of this Agreement ........................... 28
             13.3. Arbitration ............................................ 29
             13.4. Notices ................................................ 29
             13.5. Binding Provisions ..................................... 30
             13.6. Interest as Security for UCC Purposes .................. 30
             13.7. Applicable Law ......................................... 30
             13.8. Counterparts ........................................... 30
             13.9. Separability of Provisions ............................. 30
             13.10. Entire Agreement ...................................... 31
             13.11. Section Titles ........................................ 31
             13.12. Waiver of Right of Partition .......................... 31
             13.13  Effectiveness ......................................... 31


                                      (iii)
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                        AGREEMENT OF LIMITED PARTNERSHIP

                  LEHMAN BROTHERS CAPITAL PARTNERS IV, L.P.

      AGREEMENT OF LIMITED PARTNERSHIP, dated as of October 21, 1997, by and among LB I Group Inc., a corporation organized under the laws of the State of Delaware, as general partner hereunder (the "General Partner"), the Initial Limited Partner (as described in Section 4.1 hereof) and the persons who are admitted as additional limited partners on the Closing Date (as defined herein) in accordance with the terms hereof (the "Limited Partners") (the General Partner and the Limited Partners are collectively referred to as the "Partners").

                                    ARTICLE 1

                              CERTAIN DEFINED TERMS

      As used in this Agreement, the following terms shall have the following meanings:

1940 Act The United States Investment Company Act of 1940, as amended

Act Delaware Revised Uniform Limited Partnership Act, 6 Del. C. ss.ss. 17-101. et seq., as amended from time to time and any successor to said act

Affiliate                 Any person or entity that controls, is controlled by,
                          or is under common control with, any other person or entity

Agreement                 This Agreement of Limited Partnership, as the same may
                          be amended, modified or supplemented from time to time

Capital Account           As defined in Section 7.1(f)

Capital Commitment        Aggregate amount the Limited Partner has agreed to pay
                          to the Partnership as the purchase price for his or her Units

Capital Contributions     Amounts contributed to the Partnership by the
                          Partners, which do not include any amount invested in the Money Funds or the Escrow Account

Capital Partners III      Lehman Brothers Capital Partners III, L.P., a limited
                          partnership formed under the laws of the State of Delaware

Carrying Value            With respect to any Partnership asset, the asset's
                          adjusted basis for federal income tax purposes, except that the Carrying Values of all Partnership assets shall be adjusted to equal their respective fair market values (as determined by the General Partner), in accordance with the rules set forth in Treasury
                          Regulations Section l.704-1(b)(2)(iv)(f), except as otherwise provided herein, immediately prior to: (a) the date of the acquisition of any additional
                          Partnership


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                          interest by any new or existing Partner in exchange
                          for more than a de minimis Capital Contribution or (b) the date of the distribution of more than a de minimis amount of Partnership property (other than a pro rata distribution) to a Partner; provided that adjustments pursuant to clauses (a) and (b) above shall be made only if the General Partner determines in its sole discretion that such adjustments are necessary or appropriate to reflect the relative economic interests of the Partners. The Carrying Value of any Partnership asset distributed to any Partner shall be adjusted immediately prior to such distribution to equal its fair market value. In the case of any asset that has a Carrying Value that differs from its adjusted tax basis, Carrying Value shall be adjusted by the amount of depreciation calculated for purposes of the definition of "Profits and Losses" rather than the amount of depreciation determined for U.S. federal income tax purposes

Cause Termination of employment of a Limited Partner by Lehman Brothers due to a material breach by a Limited Partner of his or her employment contract or other agreement with Lehman Brothers, failure by a Limited Partner to devote substantially all business time exclusively to the performance of his or her employment duties for Lehman Brothers, willful misconduct, dishonesty related to the business and affairs of Lehman Brothers, commission of a felony, misdemeanor or any other action which in the opinion of Lehman Brothers constitutes a statutory disqualification under U.S. securities laws (or a failure to contest prosecution for a felony or such misdemeanor), habitual or gross negligence in the performance of his or employment duties, engaging in Detrimental Activity, or a material violation of Lehman Brothers' conflict of interest, proprietary information, business ethics policies or other policies set out in the Code of Conduct of Lehman Brothers

Closing The admission of Eligible Investors as Limited Partners of the Partnership following the receipt by Lehman Brothers of the Exemptive Order

Closing Date              The date of the Closing

Code                      Internal Revenue Code of 1986, as amended

Commitment Period         The period from the date hereof until the earlier of
                          (i) July 25, 2002 or January 31, 2003 (with respect to any proposed Portfolio Investment for which, on or prior to July 25, 2002, the Partnership has entered into a letter of intent, agreement in principle or definitive agreement to invest) and (ii) any date as of which the General Partner has determined in its sole discretion to terminate the obligation of Limited
                          Partners to make Capital Contributions

Competitive Activity      Involvement, at any time following the date of
                          termination of the Limited Partner's employment with Lehman Brothers, whether as an


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                          employee, proprietor, consultant or otherwise, with
                          any person or entity engaged in any business activity which is materially competitive with any business carried on by Lehman Brothers at such time, as determined in the sole discretion of the General Partner

Cost of Funds Rate        Average daily cost of funds of LBHI as determined by
                          its Treasurer's Office

Detrimental Activity      (a) Using information that was received by or
                          disclosed to such Limited Partner during his or her employment with Lehman Brothers relating to the business affairs of Lehman Brothers or any of its clients, in breach of his or her undertakings to keep such information confidential, (b) directly or indirectly by any means persuading or attempting to persuade any employee of Lehman Brothers to terminate his or her employment or any customer or client of Lehman Brothers to terminate or curtail its business relationship with Lehman Brothers or to breach any term of any agreement with Lehman Brothers or (c) any activity deemed to be detrimental to Lehman Brothers, in each case as determined in the sole discretion of the General Partner

Disability                A disability which meets the criteria under both the
                          Lehman Brothers Group Long Term Disability Plan and the Social Security Disability Act

Eligible Investors        (a) Managing directors, senior vice presidents and
                          certain other key officers, employees, consultants and directors of Lehman Brothers designated by Lehman
                          Brothers in its sole discretion, provided such person has (i) an individual net worth or net worth with his or her spouse that exceeds $1 million or (ii) an individual income in excess of $200,000 in each of 1995 and 1996 or joint income with his or her spouse in excess of $300,000 in each of such years and has a reasonable expectation of reaching the same income level in 1997, and (b) any other persons designated by the General Partner in its sole discretion who are eligible investors under the Exemptive Order

Escrow Account            A segregated interest-bearing deposit account
                          denominated in U.S. dollars established at an entity that is not affiliated with Lehman Brothers

Exemptive Order           A new order of the SEC to be received by Lehman
                          Brothers exempting the Partnership and certain other similar investment partnerships from the registration and certain other requirements of the 1940 Act

Fixed Return              A cumulative annual return equal to the Cost of Funds
                          Rate plus 0.50% or, if higher, an amount determined by the General Partner with reference to the applicable
                          United States federal rate for interest on loans then utilized by the Internal Revenue Service in connection with below-market loans to employees with a maturity date of July 25, 2009


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Follow-on Investment      Any Portfolio Investment in an existing Portfolio
                          Company

General Partner           LB I Group Inc., a corporation organized under the
                          laws of the State of Delaware and a subsidiary of LBHI, as general partner of the Partnership

Initial Limited Partner   First Cap IV, Inc., a corporation organized under the
                          laws of the State of Delaware, as the Initial Limited
                          Partner of the Partnership

Initial Payment           One-quarter (25%) of the amount of the aggregate
                          Capital Commitment represented by the Units subscribed for; except as otherwise provided in the subscription agreement relating to such Units, the Initial Payment is unconditionally due and payable upon execution and delivery of the subscription agreement

Investment Committee      The Investment Committee of LBHI

LB Fund II                Lehman Brothers Merchant Banking Partners II L.P., a
                          limited partnership formed under the laws of the State of Delaware, together with its affiliated investment entities

LBHI Lehman Brothers Holdings Inc., a corporation organized under the laws of the State of Delaware

Lehman Brothers           LBHI and its subsidiaries

Limited Partners          Persons who are admitted as additional limited
                          partners to the Partnership on the Closing Date, and any other person who may be admitted as a substituted or additional Limited Partner of the Partnership in accordance with this Agreement

Memorandum                Confidential Private Placement Memorandum dated
                          October 1997 relating to the Partnership, as amended or supplemented from time to time

Merchant Banking Group    The Merchant Banking Group of Lehman Brothers

Money Fund                Any money market fund or any interest bearing account
                          denominated in U.S. dollars selected by the General
                          Partner, in which payments by Limited Partners are deposited pending contribution to the Partnership

Nonrecourse Deductions    As defined in U.S. Treasury Regulations Section
                          1.704-2(b). The amount of Partnership Nonrecourse
                          Deductions for a fiscal year equals the net increase, if any, in the amount of Partnership minimum gain during that fiscal year, determined according to the provisions of U.S. Treasury Regulations Section
                          1.704-2(c)

Partner Nonrecourse Debt
  Minimum Gain            An amount with respect to each partner nonrecourse
                          debt (as defined in Treasury Regulations Section
                          1.704-2(b)(4)) equal to the Partnership Minimum Gain that would result if such partner


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                          nonrecourse debt were treated as a nonrecourse
                          liability (as defined in Treasury Regulations Section 1.752-l(a)(2)) determined in accordance with Treasury Regulations Section 1.704-2(i)(3)

Partner Nonrecourse
  Deductions              As defined in U.S. Treasury Regulations Section
                          l.704-2(i)(2)

Partners                  Collectively, the General Partner and the Limited
                          Partners

Partnership               Lehman Brothers Capital Partners IV, L.P., the limited
                          partnership formed by the General Partner and the Initial Limited Partner and continued by the General
                          Partner and the parties hereto under the Act in accordance with this Agreement, under the laws of the State of Delaware

Partnership Minimum Gain  As defined in Treasury Regulations Section
                          l.704-2(b)(2) and 1.704-2(d)

Portfolio Companies       The issuers of the Partnership's Portfolio Investments

Portfolio Investments     The securities or rights in which the Partnership
                          actually has invested or the securities or rights issued as a dividend or distribution thereon, in a reclassification with respect thereto or in an exchange therefor

Profits and Losses        For each fiscal year or other period, the taxable
                          income or loss of the Partnership, or particular items thereof, determined in accordance with the accounting method used by the Partnership for federal income tax purposes with the following adjustments: (a) all items of income, gain, loss or deduction allocated pursuant to Section 8.2 shall not be taken into account in computing such taxable income or loss; (b)any income of the Partnership that is exempt from federal income taxation and not otherwise taken into account in computing Profits and Losses shall be added to such taxable income or loss; (c) if the Carrying Value of any asset differs from its adjusted tax basis for federal income tax purposes, any gain or loss resulting from a disposition of such asset shall be determined with reference to such Carrying Value; (d) upon an adjustment to the Carrying Value of any asset, pursuant to the definition of Carrying Value (other than an adjustment in respect of depreciation), the amount of the adjustment shall be included as gain or loss in computing such taxable income or loss; (e) if the Carrying Value of any asset differs from its adjusted tax basis for U.S. federal income tax purposes the amount of depreciation, amortization or cost recovery deductions with respect to such asset shall for purposes of determining Profits and Losses be an amount which bears the same ratio to such Carrying Value as the federal income tax depreciation, amortization or other cost recovery deductions bears to such adjusted tax basis (provided that if the federal income tax depreciation, amortization or other cost recovery deduction is zero, the General Partner may use any reasonable method for purposes of determining depreciation, amortization or other cost recovery deductions in calculating Profits and Losses); and


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                          (f) except for items in (a) above, any expenditures of
                          the Partnership not deductible in computing taxable income or loss, not properly capitalizable and not otherwise taken into account in computing Profits and Losses pursuant to this definition shall be treated as deductible items

Representative            Any executor, administrator, trustee, committee,
                          guardian, conservator or representative appointed by a court of competent jurisdiction to act on behalf of a Limited Partner or the estate of a Limited Partner

Repurchase Notice         Following the termination of a Limited Partner's
                          employment with Lehman Brothers, a writing in which the General Partner will notify such Limited Partner by certified mail (or its equivalent) or via overnight courier of its determination whether to purchase such Limited Partner's Units

Retirement                Termination of employment with Lehman Brothers which
                          meets the criteria for retirement under the qualified defined benefit pension plan of LBHI or the criteria for retirement under any other pension plan in a territory outside the United States which is sponsored by Lehman Brothers, provided the individual has at least five years of service with Lehman Brothers

Returned Capital
  Contributions           The sum of (A) the amounts distributed pursuant to
                          clause (iv) of Section 9.2(a) and (B) the amounts distributed pursuant to clause (vi) thereunder, but not in excess of amounts distributed pursuant to clause (i) thereunder

SEC                       The United States Securities and Exchange Commission


Transfer                  As defined in Section 10.1(a)

Transfer Application      Written and dated notification of a Transfer of all or
                          any portion of the Units of a Limited Partner

Transferring Limited
  Partner                 As defined in Section 10.1(c)

Units Units of limited partnership interests in the Partnership, each Unit representing a Capital Commitment of $20,000

Unvested Interest         The unvested portion of such Limited Partner's
                          interest in the Partnership, determined in accordance with Section 10.4

Vesting Schedule          The schedule according to which a Limited Partner's
                          interest in the Partnership generally will vest, as set forth in Section 10.4(a)


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                                   ARTICLE 2

                     FORMATION, NAME AND PLACE OF BUSINESS;
                   PURPOSE AND LIMITATION ON OPERATIONS; TERM;
                          CONVERSION TO CORPORATE FORM

      2.1. Formation. The General Partner and the Initial Limited Partner have formed the Partnership under the Act. In the event that it shall be necessary for the Partnership to exist in or qualify to do business under the laws of any state or states other than, or in addition to, the State of Delaware, the parties hereby agree that the Partnership shall take such action as may be necessary to exist or qualify to do business in any state in which such existence or qualification shall be required, provided that in any such event the Partnership shall at all times continue to be a limited partnership formed under and governed by the provisions of the Act.

      2.2. Name. The name of the Partnership shall be "Lehman Brothers Capital Partners IV, L.P." The business of the Partnership may be conducted under any other name deemed necessary or desirable by the General Partner in order to comply with local law.

      2.3. Place of Business. The principal place of business of the Partnership shall be at 3 World Financial Center, New York, New York 10285, and/or at such other place within or without the State of New York as the General Partner hereafter may designate in writing to the Limited Partners.

      2.4. Purpose. (a) The purpose and character of the business of the Partnership is to achieve capital appreciation through equity-oriented investments. The Partnership also may make debt investments with a view to a restructuring in which the Partnership would receive an equity interest, and, in connection with equity-oriented investments, may make investments in debt securities or preferred stock. The Partnership may engage in such other activities as are permitted hereby or are incidental or ancillary to the foregoing as the General Partner shall deem necessary or appropriate.

      (b) The Partnership will invest in all investments to be made by LB Fund II, subject to the requirement that the Investment Committee determine that the terms of each Portfolio Investment are fair and reasonable and consistent with the best interests of the Limited Partners and otherwise are in compliance with any applicable provisions or requirements of the Exemptive Order. Each Portfolio Investment by the Partnership generally will be made pro rata with LB Fund II based on the available and unfunded Capital Commitments to the Partnership relative to the aggregate amount of unfunded capital commitments to LB Fund II.

      2.5. Term. (a) The Partnership shall continue until July 25, 2009 or upon earlier termination by the General Partner in its sole discretion, unless the Partnership is dissolved prior to such date or dates pursuant to the provisions of Article 11 hereof or as otherwise provided by operation of law.

      (b) No Limited Partner's death, incapacity or bankruptcy, resignation or retirement from Lehman Brothers or other termination of employment with Lehman Brothers shall result in the dissolution or termination of the Partnership as among the remaining Partners.

      2.6 Conversion to Corporate Form. In the event of changes in the law, regulations or interpretations applicable to the Partnership or its operations or changes in other circumstances which, in the sole judgment of the General Partner, render it desirable or helpful for the business of the Partnership to be conducted in a corporate rather than in a partnership form (including without limitation a limited liability company), the General Partner, without the approval of the Limited Partners, shall have the power to incorporate the Partnership or take such other action as it may deem advisable in light of such changed conditions, including, without limitation, dissolving the Partnership,


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

transferring its assets as an entirety to a successor investment vehicle or causing it to merge with a successor investment vehicle.

                                    ARTICLE 3

               GENERAL PARTNER; RELATIONSHIP WITH LEHMAN BROTHERS

      3.1. General Partner; Management of General Partner. LB I Group Inc. is the sole general partner of the Partnership. The General Partner will have complete control of the Partnership's business. Such control shall be exercised by LB I Group Inc., in its capacity as general partner of the Partnership, by the appropriate officers of the General Partner or their designees.

      3.2 No Compensation of Officers and Directors; Expenses. (a) No compensation shall be paid by the Partnership to the General Partner or to its officers and directors solely for their services as General Partner and officers and directors thereof, respectively, other than reimbursement for out-of-pocket expenses incurred in the course of conducting the business of the Partnership. The General Partner shall be reimbursed for (i) fees paid to others for Partnership accounting and communication services and (ii) certain other fees and expenses (including those paid to consultants, attorneys, accountants or other professionals) incurred by it on behalf of the Partnership, including, but not limited to, all fees and expenses of litigation and tax audits of the Partnership and for the outside valuation of securities or property obtained by the Partnership, whether in a merger, sale or otherwise. The General Partner shall not be reimbursed for payroll and other costs of salaried personnel and rent or general office overhead of the General Partner, which will be borne by the General Partner.

      (b) The costs and expenses incurred on behalf of the Partnership with respect to the organization of the Partnership, pre-offering activities and offering activities and the selling of Units including, but not limited to, travel, telephone, postage, legal and accounting expenses, shall be paid by the Partnership. Except as otherwise provided herein to the contrary, the Partnership will bear all other expenses of its operations including fees and expenses of attorneys, accountants and experts, commitment and investment banking fees, and interest and all expenses related to Portfolio Investments or potential Portfolio Investments and to the acquisition, holding and sale or other disposition of Portfolio Investments.

      3.3. Day-to-Day Operations; Acts of Investment Committee. The day-to-day operations of the Partnership, including the identification, review and structuring of, and analysis and recommendations with respect to, proposed Portfolio Investments and realizations will be managed by the Merchant Banking Group. All final investment and realization decisions will be made on behalf of the General Partner, in its capacity as general partner of the Partnership, by members of the Investment Committee. In connection with Partnership matters, the Investment Committee will operate in accordance with its corporate authorization.

      3.4. Services by Lehman Brothers; Charges and Expenses. (a) Investment advisory services for the Partnership will be performed by or on behalf of the General Partner, and brokerage, custody and other administrative and similar services for the Partnership may be performed by Lehman Brothers, and in connection therewith no charge shall be made to the Partnership for the time of any employee of Lehman Brothers although the Partnership may be charged customary fees for such services.

      (b) The Partnership may borrow funds from Lehman Brothers in order to provide funds for purposes of covering Partnership expenses or providing interim financing to the extent necessary to consummate the purchase of Portfolio Investments prior to the receipt of Capital Contributions, and Lehman Brothers shall be entitled to receive interest on amounts loaned at the prime rate as charged


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

from time to time by a major money center bank or at the Cost of Funds Rate, as determined by Lehman Brothers in its discretion at the time any such loan is made (but in no event less than the rate required under United States tax law to avoid compensation income to the Limited Partners). In connection with the investment activities of the Partnership, Lehman Brothers and its Affiliates shall be entitled to receive certain fees, brokerage commissions or other benefits from purchasers, sellers and Portfolio Companies in connection with services rendered to these companies, which fees may be higher or lower than market rates for similar services to third parties.

      3.5. Related Partnerships. A portion of the available capital of Capital Partners III will be invested side by side with LB Fund II and the Partnership. With the exception of Capital Partners III, Lehman Brothers will not originate or offer to its employees another employee investment vehicle during the Commitment Period which has an investment objective substantially similar to that of the Partnership unless at least 50% of the aggregate Capital Commitments have been called. Any employee investment vehicle that is established primarily to make investments restricted by or otherwise excluded from LB Fund II (including without limitation venture capital or real estate investments) is not subject to the foregoing limitation.

                                    ARTICLE 4

                                LIMITED PARTNERS

      4.1. Initial Limited Partner. (a) The Initial Limited Partner has become such only for the purpose of organizing the Partnership. Immediately subsequent to the admission of one or more additional Limited Partners on the Closing Date, the Initial Limited Partner shall withdraw from the Partnership, the Initial Limited Partner's capital contribution, if any, shall be returned and it shall have no other rights or liabilities with respect to the Partnership in its capacity as Initial Limited Partner.

      (b) Unless the context otherwise specifically requires, references in this Agreement to the Limited Partners, their capital and their rights and obligations shall not be references to the Initial Limited Partner.

      4.2. Additional Limited Partners. Following receipt by Lehman Brothers of the Exemptive Order, the General Partner is authorized to admit Eligible Investors as additional Limited Partners to the Partnership pursuant to the terms of the Memorandum and this Agreement and upon execution and delivery by each Eligible Investor of a subscription agreement and such other documents as the General Partner deems necessary or advisable, each in form satisfactory to the General Partner, relating to the Units. The manner of the offering of the Units, the terms and conditions under which subscriptions for such Units will be accepted, and the manner of and conditions to the sale of Units to subscribers therefor will be as provided in this Agreement and in the Memorandum and the various subscription agreements between the Partnership and each Limited Partner, and subject to any provisions of any of them. A person shall be admitted as a Limited Partner on the day his or her admission is reflected on the books and records of the Partnership.

      4.3. List of Limited Partners. The name, residence and business address of each additional Limited Partner and the aggregate amount of such Limited Partner's Capital Commitment is set forth on Schedule A hereto, as amended from time to time.

      4.4. No Management by Limited Partners. No Limited Partner as such shall take part in the management of the Partnership's business, transact any business in the Partnership's name or have the power to sign documents for or otherwise bind the Partnership. Limited Partners will not participate in any investment decisions made on behalf of the Partnership, although members of the Merchant

Banking Group and the Investment Committee may invest in the Partnership if they are Eligible Investors.

      4.5. Limitation on Transfer of Limited Partners' Units. Except as set forth in Article 10 herein, no Limited Partner shall, directly or indirectly, Transfer any Units.

                                    ARTICLE 5

                              LIABILITY OF PARTNERS

      5.1. General Partner. Except as provided in Section 11.2(e), the General Partner shall not be required to contribute to the capital of, or lend, the Partnership any funds other than the General Partner's Capital Contribution. Neither the General Partner nor any of its Affiliates shall have any personal liability for the return or repayment of the aggregate Capital Contributions of any Limited Partner.

      5.2. Limited Partners. Except as otherwise provided under Delaware law, no Limited Partner shall be liable for the debts, liabilities, contracts or any other obligations of the Partnership, except to the extent of such Limited Partner's Capital Commitment, or for the debts or liabilities of any other Partner. No Limited Partner shall be required to lend the Partnership any funds.

                                    ARTICLE 6

               POWERS OF GENERAL PARTNER; PROHIBITED TRANSACTIONS
                  AND RESTRICTIONS; DUTIES OF GENERAL PARTNER;
                        INDEMNIFICATION AND CONTRIBUTION

      6.1. Powers. (a) In addition to and not in limitation of any rights and powers conferred by law or other provisions of this Agreement, and except as limited, restricted or prohibited by the express provisions of this Agreement, the General Partner shall have and may exercise on behalf of the Partnership all powers and rights necessary, proper, convenient or advisable to effectuate and carry out the purpose and business of the Partnership. These powers shall include, without limitation, the following powers:

      (i) to borrow money in the name of the Partnership from any person, including Lehman Brothers, or guarantee loans or other extensions of credit for purposes of covering Partnership expenses or providing interim financing to the extent necessary to consummate the purchase of Portfolio Investments prior to the receipt of Capital Contributions, and, if security is required therefor, to mortgage or subject to any other security device any portion of the assets of the Partnership, to obtain replacements of any mortgage or other security device, and to prepay, in whole or in part, refinance, increase, modify, consolidate or extend any mortgage or other security device;

      (ii) to enter into transactions and make investments with or through Affiliates of the General Partner, including LB Fund II, and to participate in investment transactions sponsored, managed or underwritten by Affiliates of the General Partner, including LB Fund II, or in entities as to which Affiliates of the General Partner serve as investment adviser or placement agent;

      (iii) prior to making Portfolio Investments or pending cash distributions to the Partners, to make temporary investments of Partnership capital in all types of securities, including, without limitation, short-term United States government and agency securities, certificates of deposit, interest-bearing deposits in United States banks, securities issued by or on behalf of states, municipalities and their instrumentalities, the interest from which is exempt from federal income tax, prime-grade commercial paper, repurchase agreements with respect to any of the foregoing, securities prime-grade commercial paper issued by other investment companies (including unit investment trusts and taxable and tax-exempt money market funds sponsored and/or advised by Affiliates of the General Partner);

      (iv) to enter into contracts (including, without limitation, insurance policies and contracts, of any type and coverage) and make commitments on behalf of the Partnership and, in general, to do and perform everything which may be necessary, advisable, suitable or proper for the conduct of the Partnership's business and for the carrying out of the purposes and objects herein before enumerated, including the delegation to any person or persons of such functions and authority as the General Partner may determine; and

      (v) to employ attorneys and accountants to represent and audit the books of the Partnership, which attorneys and accountants may also serve as counsel and auditors to the General Partner and any of its Affiliates.

      (b) Any person not a party to this Agreement dealing with the Partnership shall be entitled to rely conclusively upon the power and authority of any officer or director of the General Partner to bind the Partnership in all respects, and to execute agreements, instruments and other writings on behalf of and in the name of the Partnership.

      6.2. Prohibited Transactions. Notwithstanding anything to the contrary contained herein, the following transactions are specifically prohibited to the
Partnership:

      (i) the Partnership shall not engage in any transaction otherwise prohibited by Section 17(a) or Section 17(d) of the 1940 Act and Rule 17d-1 thereunder unless the following conditions are satisfied:

                  (A) the Investment Committee shall have determined, on behalf of the Partnership, that the terms of the transaction, including the consideration to be paid, are fair and reasonable to the Limited Partners and do not involve overreaching of the Partnership or the Limited Partners on the part of any person concerned, and that the transaction is consistent with the interests of the Limited Partners, this Agreement and the Partnership's reports to the Limited Partners; and

                  (B) affiliated co-investors of the Partnership give the
            General Partner at least one day's notice of their intent to dispose of any joint investment with the Partnership and refrain from disposing of their joint investment unless the Partnership has the opportunity to dispose of its investment prior to or concurrently with, and on the same terms as, the co-investors; and

      (ii) the Partnership shall not engage in any other transaction prohibited by the 1940 Act unless such transaction is permitted by the Exemptive Order or an exemption therefor has otherwise been duly obtained.

      6.3. Restrictions on the Authority of the General Partner. Without the approval of a majority in interest of the Limited Partners, the General Partner shall not have the authority to alter the purpose of the Partnership.

      6.4. Duties. (a) Other than with respect to temporary investments, and after setting aside suitable reserves, the General Partner shall invest the Capital Contributions of the Partners in Portfolio Investments in accordance with the purposes of the Partnership, monitor and dispose of such Portfolio Investments and manage the related affairs of the Partnership.

      (b) Except as otherwise expressly provided herein, the General Partner shall take all action that may be necessary or appropriate for the continuation of the Partnership's valid existence as a limited partnership under the laws of the State of Delaware, and for the acquisition, holding and disposition, in accordance with the provisions of this Agreement and applicable laws and regulations, of the Portfolio Investments and any other investments of the Partnership.

      (c) The General Partner shall prepare or cause to be prepared and shall file on or before the due date (or any extension thereof) any United States federal, state or local tax returns required to be filed by the Partnership. The General Partner shall cause the Partnership to pay, from Partnership funds, any taxes payable by the Partnership.

      (d) The General Partner shall be under a fiduciary duty and obligation to conduct the affairs of the Partnership in the best interest (or not opposed to the best interest) of the Partnership, including the safekeeping and use of all Partnership funds and assets (whether or not in the immediate possession or control of the General Partner) for the benefit of the Partnership.

      (e) The General Partner may delegate or assign any action which may be or is required to be taken by the General Partner to any third party, including without limitation, an Affiliate of the General Partner.

      6.5. Exculpation, Indemnification and Contribution. Neither the General Partner, any of its officers, directors, agents or representatives (including any members of the Merchant Banking Group or the Investment Committee) nor any person who controls the General Partner (a "control person") within the meaning of Section 15 of the Securities Act of 1933, as amended, shall be liable to the Partnership or the Limited Partners for any act or failure to act relating in any way to the Partnership, its assets, business or affairs so long as such act or failure to act does not constitute such person's willful misconduct, bad faith or gross negligence or reckless disregard of the duties involved in the conduct of the Partnership or such person's office. The General Partner and its officers, directors, agents, representatives (including members of the Merchant Banking Group and the Investment Committee) and control persons shall be indemnified by the Partnership to the fullest extent permitted by law for any and all losses, claims, damages and expenses arising out of or incurred in connection with any claim, action or demand against the General Partner, the Partnership or any such indemnified person relating to the Partnership, its assets, business or affairs (including, without limitation, attorneys' fees and expenses and any amounts paid in settlement or compromise of any such claim, action or demand); provided, however, that the foregoing indemnification shall not apply if a court of competent jurisdiction makes a final decision that such claim, action or demand resulted directly from such indemnified person's willful misconduct, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of the Partnership or such person's office.

      6.6. General Partner Loans. Subject to the provisions of Sections 3.4 and 6.2, in the event that the Partnership at any time lacks sufficient funds to meet its financial obligations, the General Partner shall have the right to, but shall not be required to, lend money to the Partnership at an interest rate equal to the prime rate as charged from time to time by a major money center bank or at the Cost of Funds Rate, as determined by Lehman Brothers in its discretion at the time any such loan is made (but in no event less than the rate required under United States tax law to avoid compensation income to the Limited Partners) and on other terms that are fair and reasonable to the Partnership without any approval of the Limited Partners. The General Partner may execute written agreements governing any such loans on behalf of the Partnership.

                                    ARTICLE 7

                 CAPITAL CONTRIBUTIONS AND ACCOUNTS; NO FURTHER
           CONTRIBUTIONS REQUIRED; INTEREST; ACCOUNTING AND VALUATION

      7.1. Capital Contributions and Accounts. (a) Subscriptions for Units shall be accepted or rejected by the General Partner as it determines in its sole discretion. The minimum Capital Commitment of each Limited Partner is one Unit ($20,000). Additional whole Units may be purchased up to a maximum Capital Commitment as determined on a case-by-case basis by the General Partner in its sole discretion. Unless otherwise provided in the Eligible Investor's subscription agreement, the Initial Payment for each Unit is unconditionally due and payable upon execution and delivery of the related subscription agreement and shall be deposited by the General Partner in the Escrow Account pending receipt by Lehman Brothers of the Exemptive Order. Upon receipt of the Exemptive Order by Lehman Brothers, such funds shall be transferred by the General Partner to the Money Fund until needed to fund one or more Portfolio Investments or to pay any Partnership expenses. The balance of the Capital Commitment is due at any time upon subsequent call dates to be determined by the General Partner upon 30 days' prior written notice to the Limited Partners. Any Capital Contributions made to the Partnership by a Limited Partner must be paid in cash. The obligation of a Limited Partner to make Capital Contributions in respect of such Limited Partner's Units shall be limited by the provisions of Section 10.4.

      (b) Except as provided below with respect to Follow-on Investments, the Limited Partners' commitment to provide funds for Portfolio Investments will expire upon the expiration or termination of the Commitment Period. Upon the expiration or termination of the Commitment Period, the Limited Partners shall not be required to make any further Capital Contributions to the Partnership, except to the extent necessary to (i) cover Partnership expenses and (ii) make Follow-on Investments in an aggregate amount of up to 10% of the Partnership's initial Capital Commitments for a period of two years after the expiration or termination of the Commitment Period; provided that in no event will a Limited Partner be required to make a Capital Contribution at any time in excess of the unpaid portion of his or her Capital Commitment at such time.

      (c) In the event that any Limited Partner fails to pay in full any Capital Contribution as the installment becomes due, the General Partner shall send to the Limited Partner a written notice by certified mall (or its equivalent) or via overnight courier stating that the installment is overdue. If the Limited Partner fails to pay the installment in full within ten business days following the General Partner's mailing of the notice, the Limited Partner will be in breach of this Agreement and:

            (i) such Limited Partner's entire interest in any Money Fund, if any, shall be applied in partial satisfaction of such installment;

            (ii) the General Partner will have the right, exercisable in its sole discretion at any time thereafter, to require that such Limited Partner's entire interest in the Partnership, including the positive balance of his or her Capital Account, be reduced by one-fourth (1/4) as liquidated damages;

            (iii) the General Partner will have the right, exercisable in its sole discretion at any time thereafter, to terminate such defaulting Limited Partner's right or obligation to make future Capital Contributions; and

            (iv) except as required under the Act, any vote, approval or decision by the Limited Partners provided for in this Agreement shall be tabulated or made as though such defaulting Limited Partner were not a Limited Partner.

      The defaulting Limited Partner shall continue to share in allocations of Partnership income, gain, loss, deduction or credit with respect to his or her remaining three-fourths (3/4) interest in the Partnership. The powers conferred upon the General Partner in this Article 7 shall not limit any actions available at law or in equity or by statute that the General Partner may undertake against a defaulting Limited Partner.

      (d) Pending the making of Portfolio Investments for which the Partnership requires capital, installment payments for the purchase price of each Limited Partner's Units will be invested in the Money Fund. Shares in the Money Fund may not be redeemed by Limited Partners, although dividends paid by the Money Fund will be paid to the Limited Partners periodically. The General Partner will redeem Money Fund shares from time to time as needed to fund specific Portfolio Investments. Amounts remaining in the Money Fund at the end of the Commitment Period that have not been used for Partnership purposes and which the Partnership has not committed for future use (including for potential Follow-on Investments) shall be distributed to the Limited Partners in proportion to their allocable share of amounts remaining in the Money Fund.

      (e) The General Partner shall contribute to the capital of the Partnership an amount equal to 25% of the aggregate amount contributed by the Limited Partners ($5,000 per Unit). The General Partner shall make its Capital Contributions in installments by contributing 25% of the aggregate amounts withdrawn from the Money Funds and the contributions by Limited Partners which are funded by Lehman Brothers from time to time to fund specific Portfolio Investments or pay Partnership expenses.

      (f) A separate capital account (the "Capital Account") shall be established and maintained for each Partner. The Capital Account of each Partner shall be credited with such Partner's aggregate Capital Contributions, all Profits allocated to such Partner pursuant to Section 8.1 and any items of income or gain which are specially allocated pursuant to Section 8.2; and shall be debited with all Losses allocated to such Partner pursuant to Section 8.1, any items of loss or deduction of the Partnership specially allocated to such Partner pursuant to Section 8.2, and all cash and the Carrying Value of any property (net of liabilities assumed by such Partner and the liabilities to which such property is subject) distributed by the Partnership to such Partner. To the extent not provided for in the preceding sentence, the Capital Accounts of the Partners shall be adjusted and maintained in accordance with the rules of Treasury Regulations Section 1.704-l(b)(2)(iv), as the same may be amended or revised, provided that such adjustment and maintenance does not have a material adverse effect on the economic interests of the Partners. Any references in any section of this Agreement to the Capital Account of a Partner shall be deemed to refer to such Capital Account as the same may be credited or debited from time to time as set forth above. In the event of any Transfer of any interest in the Partnership in accordance with the terms of this Agreement, the transferee shall succeed to the Capital Account of the transferor to the extent it relates to the transferred interest.

      7.2. Further Capital Contributions. No Limited Partner shall be required to purchase additional Units or make any Capital Contribution to the Partnership at any time in excess of such Limited Partner's Capital Commitment at such time. After all Capital Contributions in respect of Capital

Commitments have been made and all contributions, including required General Partner contributions, have been invested by the Partnership, if the General Partner determines it to be in the best interests of the Partnership, the Partnership may offer all Limited Partners the opportunity to make additional contributions to the Partnership's capital on a pro rata basis, as determined by the General Partner.

      7.3. Interest. No Limited Partner shall receive interest on amounts credited to such Limited Partner's Capital Account.

      7.4. Fixed Return. The General Partner shall determine the amount of the Fixed Return using the Cost of Funds Rate plus 0.50% per annum for the applicable period of time or, if higher, an amount determined by the General Partner with reference to the applicable United States federal rate for interest on loans then utilized by the Internal Revenue Service in connection with below-market loans to employees with a maturity date of July 25, 2009. The General Partner's determination of the Fixed Return shall be final and binding on the Partners absent a finding of manifest error.

      7.5. Accounting Periods and Taxable Years. An accounting period and taxable year shall mean the calendar year, except that the last accounting period and taxable year shall mean the period ending with the termination of the Partnership.

                                    ARTICLE 8

                                   ALLOCATIONS

      8.1. Allocation of Profits and Losses; Other Allocations. Except as otherwise provided in this Agreement, Profit or Loss of the Partnership for each taxable year shall be allocated annually at the end of the Partnership's fiscal year in the following order and priority:

      (i) Profits shall be allocated as follows:

            (A) first, if on a cumulative basis the General Partner has had Losses previously allocated to it pursuant to clause (ii)(D) below in excess of Profits previously allocated to it pursuant to this clause (i)(A), to the General Partner to the extent of such excess;

            (B) then, if on a cumulative basis the Limited Partners have had Losses previously allocated to them pursuant to clause (ii)(C) below in excess of Profits previously allocated to them pursuant to this clause (i)(B), to the Limited Partners to the extent of such excess;

            (C) then, if on a cumulative basis the General Partner has had Losses previously allocated to it pursuant to clause (ii)(B) below in excess of Profits previously allocated to it pursuant to this clause (i)(C), to the General Partner to the extent of such excess;

            (D) then, to the General Partner until it has been allocated an aggregate amount of Profits in excess of Losses equal to the Fixed Return on its aggregate unreturned Capital Contributions;

            (E) then, to the Limited Partners until they have received an aggregate amount of Profits in excess of Losses equal to the Fixed Return on (x) 75% of their aggregate Capital Contributions less (y) the amount of their Returned Capital Contributions; and

            (F) thereafter, any remaining Profits shall be allocated 90% to the Limited Partners and 10% to the General Partner.

      (ii)  Losses of the Partnership shall be allocated as follows:

            (A) first, 90% to the Limited Partners and 10% to the General Partner in an amount equal to the excess, if any, of (x) the cumulative Profits previously allocated to the Partners pursuant to clause (i)(F) above over (y) the cumulative Losses previously allocated to the Partners pursuant to this clause
                  (ii)(A);

            (B) then, 100% to the General Partner until the Capital Account of the General Partner is reduced to zero;

            (C) then, 100% to the Limited Partners until the Capital Accounts of the Limited Partners are reduced to zero; and

            (D)   thereafter, 100% to the General Partner;

      provided, however, that in no event shall Losses be allocated to a Limited Partner if the effect of such allocation would be to cause a negative balance in such Limited Partner's Capital Account. Any such Losses shall be allocated to the other Limited Partners to the extent of their positive Capital Account balances and thereafter to the General Partner.

      8.2. Special Allocation Provisions. Notwithstanding anything to the contrary in this Agreement, the following special allocations shall be made:

            (a) Minimum Gain Chargeback. Notwithstanding any other provision in this Article 8, if there is a net decrease in Partnership minimum gain or partner nonrecourse debt minimum gain (determined in accordance with the principles of U.S. Treasury Regulations Sections 1.704-2(d) and 1.704-2(i)) during any Partnership taxable year, the Partners shall be specially allocated items of Partnership income and gain for such year (and, if necessary, subsequent years) in an amount equal to their respective shares of such net decrease during such year, determined pursuant to U.S. Treasury Regulations Sections 1.704-2(g) and 1.704-2(i)(5). The items to be so allocated shall be determined in accordance with U.S. Treasury Regulations Section 1.704-2(f). This Section 8.2(a) is intended to comply with the minimum gain chargeback requirements in such U.S. Treasury Regulations Sections and shall be interpreted consistently therewith; including that no chargeback shall be required to the extent of the exceptions provided in U.S. Treasury Regulations Sections 1.704-2(f) and 1.704-2(i)(4).

            (b) Qualified Income Offset. In the event any Limited Partner unexpectedly receives any adjustments, allocations, or distributions described in Treasury Regulation Section 1.704-1(b)(2)(ii)(d)(4), (5) or
      (6), items of Partnership income and gain shall be specially allocated to such Limited Partner in an amount and manner sufficient to eliminate the deficit balance in his or her Capital Account created by such adjustments, allocations or distributions as promptly as possible.

            (c) Gross Income Allocation. In the event any Limited Partner has a deficit Capital Account at the end of any Fiscal Year which is in excess of the amount such Partner is deemed to be obligated to restore pursuant to the penultimate sentences of Treasury Regulations Section 1.704-2(g)(1) and 1.704-2(i)(5), each such Limited Partner shall be specially allocated items of Partnership income and gain in the amount of such excess as quickly as possible, provided that an allocation pursuant to this Section 8.2(c) shall be made only if and to the extent that a Limited Partner would have a deficit Capital Account in excess of such amount after all other allocations provided for in this
      Article 8 have been tentatively made as if Section 8.2(a) and this Section 8.2(c) were not in this Agreement.

            (d) Nonrecourse Deductions. Nonrecourse Deductions shall be allocated 10% to the General Partner and 90% among the Limited Partners in accordance with their respective Capital Account balances.

            (e) Partner Nonrecourse Deductions. Partner Nonrecourse Deductions for any taxable period shall be allocated to the Partner who bears the economic risk of loss with respect to the liability to which such Partner Nonrecourse Deductions are attributable in accordance with U.S. Treasury Regulations Section 1.704-2(j).

      8.3. Tax Allocations. For income tax purposes only, each item of income, gain, loss and deduction of the Partnership shall be allocated among the Partners in the same manner as the corresponding items of Profits and Losses and specially allocated items are allocated for Capital Account purposes; provided that in the case of any Partnership asset the Carrying Value of which differs from its adjusted tax basis for United States federal income tax purposes, income, gain, loss and deduction with respect to such asset shall be allocated solely for income tax purposes in accordance with the principles of Sections 704(b) and (c) of the Code (in any manner determined by the General Partner) so as to take account of the difference between Carrying Value and adjusted basis of such asset.

      8.4. Allocation among Limited Partners, Transfers. (a) Profits and Losses allocated to Limited Partners will be apportioned among each Limited Partner based upon a fraction, the numerator of which is the Capital Account balance of such Limited Partner (or his or her predecessor in interest) and the denominator of which is the aggregate Capital Account balances of all Limited Partners, taking into account any change in such ratio during the period.

      (b) In the event of a permitted Transfer of a Unit or the termination or reduction of a Partner's interest in his or her Capital Account in the Partnership during a taxable year of the Partnership, allocations of income, gain, loss, deductions and credits of the Partnership will be based on an interim closing of the Partnership's books or such other method as is determined by the General Partner.

      8.5. Tax Elections. The General Partner is hereby authorized and empowered to make on behalf and in the name of the Partnership any election, and to prepare or have prepared, to execute or have executed and to file, on behalf and in the name of the Partnership, any returns, applications and other instruments and documents, under the Code and the regulations thereunder, as in effect from time to time, which the General Partner determines in its sole discretion are desirable or advisable in connection with determining such allocations.

      8.6. Other Allocation Provisions. The foregoing provisions and the other provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with U.S. Treasury Regulations Section 1.704-1(b) and shall be interpreted and applied in a manner consistent with such regulations. Sections 8.1 to 8.5 may be amended at any time by the General Partner, if necessary, in the view of the General Partner, to comply with such regulations.

                                    ARTICLE 9

                            DISTRIBUTIONS; WITHDRAWAL

      9.1. General Partner Discretion. Distributions may be made at any time as determined by the General Partner. The General Partner in its sole discretion will determine the aggregate amount of and payment dates for any cash and non-cash distributions to Partners after establishing such reasonable reserves as the General Partner deems appropriate in its sole discretion for working capital, vesting or other contingencies or other items and for the satisfaction of liabilities (including, without limitation, contingent liabilities) as they come due or may come due.

      9.2. Distributions. (a) Distributions from the Partnership shall be made in the following order and priority:

      (i) first, to the Limited Partners to the extent of available cash in an amount equal to 35% of the taxable ordinary income and capital gain allocated by the Partnership to them pursuant to clauses (i)(E) and
            (F) under Section 8.1 above for the current taxable year; provided that the General Partner in its sole discretion may adjust the rate at which such distributions are made to take into account changes in tax rates applicable to individuals or for any other reason;

      (ii) then, to the General Partner until it has received cumulative distributions equal to the Fixed Return on its aggregate unreturned Capital Contributions;

      (iii) then, to the Limited Partners until they have received cumulative distributions (excluding amounts distributed pursuant to clause (i)) equal to the Fixed Return on (x) 75% of their aggregate Capital Contributions less (y) the amount of their Returned Capital Contributions;

      (iv) then, to the Limited Partners until they have received cumulative distributions (other than pursuant to clause (iii)) equal to the sum of their aggregate Capital Contributions;

      (v) then, to the General Partner until it has received cumulative distributions (other than pursuant to clause (ii)) equal to the sum of its aggregate Capital Contributions; and

      (vi) thereafter, to the Limited Partners and to the General Partner in accordance with the ratio which each Partner's positive Capital Account balance bears to the sum of all Partners' positive Capital Account balances.

      (b) Distributions to Limited Partners will be apportioned among each Limited Partner based upon a fraction, the numerator of which is the Capital Account balance of such Limited Partner (or his or her predecessor in interest) and the denominator of which is the aggregate Capital Account balances of all Limited Partners, taking into account any change in such ratio during the period.

      9.3. Non-Cash Distributions. Distributions from the Partnership may be made in cash or in kind in the General Partner's sole discretion. The General Partner may in its sole discretion offer Limited Partners the right to elect whether to receive cash or in kind distributions in connection with any distribution and, following any such election, may (but shall not be required to) make a distribution to some Limited Partners in cash and to others in kind. The value of any non-cash assets that are distributed shall be determined by the General Partner in accordance with Section 12.4 hereof.

      9.4. Withholding. The Partnership shall withhold from any amounts otherwise distributable to any Partner the amounts required by law to be withheld for income tax or other purposes; any amounts so withheld shall be treated as having been distributed to such Partner for all purposes of this Agreement.

      9.5. Withdrawal. No Partner shall have the right to withdraw such Partner's Capital Contribution or any part thereof from the Partnership or to receive a return of such Partner's Capital Contribution or any part thereof except upon termination and dissolution of the Partnership, except as may be permitted by the General Partner in its sole discretion.

                                   ARTICLE 10

                     TRANSFERABILITY OF INTERESTS; VESTING;
                            TERMINATION OF EMPLOYMENT

      10.1. Restrictions and Conditions on Transfers of Units. (a) Except for Transfers permitted under Section 10.4, no direct or indirect sale, exchange, transfer, assignment, pledge, creation of a security interest in, or encumbrance on, or other disposition by a Limited Partner of all or any portion of such Limited Partner's Units or any economic interest therein (including without limitation by means of any participation or swap transaction) (each, a "Transfer") shall be made without the prior written consent of the General Partner (which consent may be withheld in the sole discretion of the General Partner). Any Units acquired by the General Partner may be transferred to any Eligible Investor, subject to the restrictions contained in Section 10.1(b), provided that the General Partner does not own more than 80% of the Units.

      (b) Any Transfer otherwise permitted under this Article 10 may only be made if:

            (i) such Transfer, when added to the total of all other Transfers of Units within the preceding twelve months, would not result in the Partnership being considered to have terminated within the meaning of Section 708 of the Code;

            (ii) such Transfer would not violate any United States securities laws, or any state securities or "blue sky" laws (including any investor suitability standards) or the laws of any jurisdiction outside the United States applicable to the Partnership or the Units to be Transferred;

            (iii) such Transfer would not cause the Partnership to lose its status as a partnership for United States federal income tax purposes;

            (iv) such Transfer would not in the judgement of the General Partner, pose a risk that the Partnership would be treated as a publicly traded partnership; and

            (v) such Transfer is made to an eligible investor under the terms of the Exemptive Order.

      (c) The General Partner, each Limited Partner, the Partnership and their respective officers, directors, agents and control persons shall be indemnified by a Limited Partner (the "Transferring Limited Partner") to the fullest extent permitted by law for any and all losses, claims, damages and expenses arising out of or reasonably incurred in connection with any claim, action or demand against the General Partner, the Partnership or any such indemnified person relating to the Partnership, its properties, business or affairs (including, without limitation, attorneys' fees and expenses and any amounts paid in settlement or compromise of any such claim, action or demand) for which the Partnership, the General Partner or such other person has not otherwise been reimbursed actually and reasonably incurred by them in connection with such action, suit or proceeding and arising out of, relating to, or in connection with, any Transfer of all or any portion of such Transferring Limited Partner's Units, or in connection with the admission of a substituted Limited Partner to the Partnership; provided, however, that the foregoing indemnification shall not apply if a court of competent jurisdiction makes a final decision that such claim, action or demand resulted primarily from such indemnified person's willful misconduct, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of the Partnership or such person's office.

      (d) Subject to Section 10.4, no Unit may be subdivided into fractional Units.

      10.2. Assignees. (a) The Partnership shall not recognize for any purpose any purported Transfer of all or any portion of the Units of a Limited Partner unless the provisions of Section 10.1 shall have been complied with and there shall have been filed with the Partnership a Transfer Application, in form satisfactory to the General Partner, executed and acknowledged by both the seller, transferor or assignor and the purchaser, transferee or assignee and such Transfer Application (i) contains the acceptance by the purchaser, transferee or assignee of all of the terms and provisions of this Agreement,
(ii) contains an assumption by the purchaser, transferee or assignee of the obligations of the Transferring Limited Partner to pay any unpaid portion of his or her Capital Commitment, (iii) contains a representation of the seller, transferor or assignor that such Transfer was made in accordance with all applicable laws and regulations, (iv) contains a representation of the purchaser, transferee or assignee that he or she is an eligible investor under the terms of the Exemptive Order and (v) contains the purchaser's, transferee's or assignee's power of attorney identical to that provided in Section 13.1 and, in addition, appoints the General Partner his or her attorney-in-fact to execute this Agreement on behalf of such purchaser, transferee or assignee. Any Transfer shall be recognized by the Partnership as effective as of the date on which such Transfer Application is filed with the Partnership.

      (b) Any Limited Partner who shall assign all of his or her Units shall not cease to be a Limited Partner unless and until a substituted Limited Partner is admitted in his or her stead.

      (c) A person who is the assignee of all or any portion of the Units of a Limited Partner, but does not become a substituted Limited Partner and desires to make a further assignment of such Units, shall be subject to all the provisions of this Article 10 to the same extent and in the same manner as any Limited Partner desiring to effect a Transfer of his or her Units.

      10.3. Substituted Limited Partners. (a) No Limited Partner shall have the right to substitute a purchaser, assignee, transferee, donee, heir, legatee, distributee or other recipient of all or any portion of such Limited Partner's Units as a Limited Partner in his or her place. Any such purchaser, assignee, transferee, donee, heir, legatee, distributee or other recipient of Units shall be admitted to the Partnership as a substituted Limited Partner only (i) with the consent of the General Partner, which consent shall be granted or withheld in the sole and absolute discretion of the General Partner and may be arbitrarily withheld, and (ii) by an amendment to Schedule A to this Agreement executed by all necessary parties and recorded, as and to the extent required by law, in the proper records of each jurisdiction in which such recordation is necessary to qualify the Partnership to conduct business or to preserve the limited liability of the Limited Partners. The Limited Partners hereby consent to the admission of a substituted Limited Partner whose admission has been consented to by the General Partner. Any such consent by the General Partner and the Limited Partners may be evidenced by the execution by the General Partner of an amendment to this Agreement on its behalf and on behalf of all Limited Partners evidencing the admission of such person as a Limited Partner and the making of any filing required by law.

      (b) To the extent required by law, the General Partner shall file an amended certificate of limited partnership with the appropriate authorities of each state in which the Partnership transacts business for the purpose of adding as substituted Limited Partners all assignees of Units previously approved by the General Partner for admission as substituted Limited Partners and deleting any person who is no longer a Limited Partner or reflecting accurately Capital Contributions of the Limited Partners or to receive any interest thereon.

      (c) No person shall become a substituted Limited Partner until such person shall have delivered a Transfer Application as provided in Section 10.2(a) and become a party to this Agreement; provided, however, that for the purpose of allocating profits, losses and distributable cash, a person shall be treated as having become, and as appearing in the records of the Partnership as, a Limited Partner on such date as the Transfer to such person was recognized by the Partnership pursuant to Section 10.2(a).

      10.4. Termination of Employment, Death, Disability, Retirement of Limited Partner.

      (a) Vesting Schedule. To the extent a Limited Partner's interest in his or her Capital Account has vested, such Limited Partner will be entitled to continue to share in allocations of Partnership income, gain, expense, loss or deduction. As more fully described below, a Limited Partner's interest generally will vest according to the following schedule (the "Vesting Schedule"):

      (i) In the case of a Limited Partner's voluntary resignation from Lehman Brothers or termination of employment by Lehman Brothers without Cause, provided the Limited Partner is not determined to have engaged in Competitive Activity or Detrimental Activity in the case of voluntary resignation or Detrimental Activity in the case of a termination without Cause:

                                                    PERCENTAGE OF INTEREST
        ON OR AFTER              BUT PRIOR TO           THAT IS VESTED        UNVESTED INTEREST
--------------------------     -----------------    ----------------------    -----------------
The date of this Agreement     November 30, 1998               0%                   100%
     November 30, 1998         November 30, 1999              50%                    50%
     November 30, 1999                                       100%                     0%

      (ii) In the case of a Limited Partner's voluntary resignation involving Competitive Activity or Detrimental Activity, or it otherwise being determined that the Limited Partner engaged in such activity, or termination of employment by Lehman Brothers for Cause:

                                                    PERCENTAGE OF INTEREST
        ON OR AFTER              BUT PRIOR TO           THAT IS VESTED        UNVESTED INTEREST
--------------------------     -----------------    ----------------------    -----------------
The date of this Agreement     November 30, 1998               0%                   100%
     November 30, 1999                                       100%                     0%

provided that the General Partner shall have authority to accelerate (but not otherwise modify) the Vesting Schedule at any time, for any and all of the Limited Partners, in its sole discretion.

      (b) Voluntary Resignation; Competitive Activity and Detrimental Activity.
(i) In the event that a Limited Partner voluntarily resigns his or her employment with Lehman Brothers at any time, (A) such Limited Partner shall not have any obligation to make and shall not have any right or otherwise be permitted to make any additional Capital Contributions on and after the date of such resignation, and (B) the General Partner shall have the right, exercisable in its sole discretion by written notice sent by certified mail (or its equivalent) or via overnight courier (the "Repurchase Notice") to such Limited Partner (or his or her Representative) within 60 days following such resignation (which right may be assigned by the General Partner in its sole discretion to any of its Affiliates, including the Partnership), to purchase the unvested portion, if any, of such Limited Partner's Capital Account (the "Unvested Interest") as of the date of such resignation determined in accordance with the Vesting Schedule. The purchase price of such Unvested Interest shall be an amount payable in cash equal to the sum of (x) the aggregate amount of such Limited Partner's Capital Contributions, less the amount of his or her Returned Capital Contributions, in respect of such Unvested Interest plus (y) a rate of return on the amount determined in clause (x) equal to the Fixed Return to (but not including) the date the Unvested Interest is purchased.

      (ii) If at any time following such resignation and prior to November 30, 1999, the General Partner determines in good faith that such Limited Partner has engaged in any Competitive Activity or any Detrimental Activity, whether before or after such resignation, the General Partner shall have the right, exercisable in its sole discretion by delivering a Repurchase Notice to such Limited Partner (or his or her Representative) within 60 days following such determination (which right may be assigned by the General Partner in its sole discretion to any of its Affiliates, including the Partnership), to purchase the entire interest of such Limited Partner in his or her Capital Account as of the date of such determination. The purchase price of such interest shall be an amount payable in cash equal to the sum of (x) the aggregate amount of such Limited Partner's Capital Contributions, less the amount of his or her Returned Capital Contributions, in respect of such interest plus (y) a rate of return on the amount determined in clause (x) equal to the Fixed Return to (but not including) the date such interest is purchased.

      (c) Termination by Lehman Brothers Without Cause. (i) In the event that the employment of a Limited Partner is terminated by Lehman Brothers without Cause at any time, (A) such Limited Partner shall not have any obligation to make and shall not have any right or otherwise be permitted to make any additional Capital Contributions on and after the date of such termination, and
(B) the General Partner shall have the right, exercisable in its sole discretion by delivering a Repurchase Notice to such Limited Partner (or his or her Representative) within 60 days following such termination (which right may be assigned by the General Partner in its sole discretion to any of its Affiliates, including the Partnership), to purchase such Limited Partner's Unvested Interest as of the date of such termination at the purchase price specified in paragraph
(b)(i) above.

      (ii) If at any time following termination of such Limited Partner's employment without Cause and prior to November 30, 1999, the General Partner determines in good faith that such Limited Partner has engaged in any Detrimental Activity, whether before or after such termination, the General Partner shall have the right, exercisable in its sole discretion by delivering a Repurchase Notice to such Limited Partner (or his or her Representative) within 60 days following such determination (which right may be assigned by the General Partner in its sole discretion to any of its Affiliates, including the Partnership), to purchase the entire interest of such Limited Partner in his or her Capital Account as of the date of such determination at the purchase price specified in paragraph (b)(ii) above.

      (d) Termination by Lehman Brothers for Cause. (i) In the event that the employment of a Limited Partner is terminated by Lehman Brothers for Cause at any time, such Limited Partner shall not have any obligation to make and shall not have any right or otherwise be permitted to make any additional Capital Contributions on and after the date of such termination.

      (ii) If such Limited Partner's employment is terminated by Lehman Brothers for Cause prior to November 30, 1999, the General Partner shall have the right, exercisable in its sole discretion by delivering a Repurchase Notice to such Limited Partner (or his or her Representative) within 60 days following such termination (which right may be assigned by the General Partner in its sole discretion to any of its Affiliates, including the Partnership), to purchase the entire interest of such Limited

Partner in his or her Capital Account as of the date of such termination at the purchase price specified in paragraph (b)(ii) above.

      (e) Termination Due to Death, Disability or Retirement. (i) In the event that a Limited Partner's employment with Lehman Brothers is terminated due to such Limited Partner's death, Disability or Retirement, (A) such Limited Partner's Units will immediately become fully vested and (B) such Limited Partner or his or her Representative will have the right (but not the obligation) to continue making Capital Contributions as required pursuant to this Agreement. In such case, promptly following any such termination of employment, the General Partner will send such Limited Partner or his or her Representative a notice by certified mail (or its equivalent) or via overnight courier requesting such Limited Partner's election with respect to whether such Limited Partner wishes to continue making Capital Contributions in the future pursuant to this Agreement. If such Limited Partner or his or her Representative, as the case may be, does not elect, by notice to the General Partner within the time specified for acceptance in such notice (which date will not be less than 30 days from the date of the notice (or, if earlier, the date the next Capital Contribution is due)), to continue making Capital Contributions, such Limited Partner or his or her Representative will be deemed to have elected not to exercise such right and will not be permitted to make any further Capital Contributions and the Partnership will return any of such Limited Partner's remaining interest in any Money Fund.

      (ii) Notwithstanding the foregoing, if at any time following such termination of employment and prior to November 30, 1999, the General Partner determines in good faith that such Limited Partner has engaged in any Competitive Activity or any Detrimental Activity, whether before or after such termination, (A) such Limited Partner shall not have any obligation to make and shall not have any right or otherwise be permitted to make any additional Capital Contributions on and after the date of such termination, and (B) the General Partner shall have the right, exercisable in its sole discretion by delivering a Repurchase Notice to such Limited Partner or his or her Representative within 60 days following such determination (which right may be assigned by the General Partner in its sole discretion to any of its Affiliates, including the Partnership), to purchase the entire interest of such Limited Partner in his or her Capital Account as of the date of such determination at the purchase price specified in paragraph (b)(ii) above.

      (f) Required Affidavit. In the event that a Limited Partner's employment with Lehman Brothers is terminated for any reason, from time to time thereafter, Lehman Brothers may require such Limited Partner to complete and sign an affidavit with respect to whether such Limited Partner has engaged in any Competitive Activity or Detrimental Activity. Such affidavit would include certain representations by the Limited Partner and authorize Lehman Brothers to verify such representations. In the event that such Limited Partner fails to complete, sign and return such affidavit within 60 days, the General Partner may conclusively presume that such Limited Partner has engaged in Competitive Activity or Detrimental Activity and, accordingly, will have the right to repurchase the entire interest of such Limited Partner in his or her Capital Account as provided above.

      (g) Repurchases Generally. In the event the General Partner or its assignee acquires the interest (or the unvested portion thereof) of a Limited Partner in his or her Capital Account pursuant to this Section 10.4, the General Partner will pay for such interest (or such unvested portion) in cash as soon as practicable but in no event later than 30 days following the date of the Repurchase Notice. The determination of the General Partner of the purchase price for such interest (or such unvested portion) shall be determined in good faith by the General Partner and shall be final and binding on the Limited Partner. The General Partner in its sole discretion may assign all or any part of its right to purchase such interest (or such unvested portion) to any of its Affiliates or any Eligible Investor (including, without limitation, any Limited Partner) or, if the General Partner determines a purchase of such interest by the Partnership to be in the best interests of the Partnership, to the Partnership. Units representing any Partnership interests (or portions thereof) which are acquired for the account of the Partnership will be retired.

      (h) Death; Incompetency; Bankruptcy. If a Limited Partner dies or becomes an adjudicated incompetent (or equivalent under the laws of any jurisdiction other than the United States) or bankrupt, as the case may be, then for purposes of this Agreement the Representative shall have all the rights of a Limited Partner for the purpose of settling or managing the Units of such Limited Partner, and such power as such Limited Partner possessed to assign all or any part of such Limited Partner's Units and to join with such assignee in satisfying conditions precedent to such assignee becoming a substituted Limited Partner as provided in Section 10.3.

      10.5. Disposition of General Partner's Interest. The General Partner shall not dispose of its interest in the Partnership as a general partner except to an entity controlled by, or affiliated with, Lehman Brothers, executive officers and directors of which are Eligible Investors. No disposition of the General Partner's interest shall be effective, and the General Partner shall not cease to be a general partner of the Partnership, unless and until the transferee thereof is admitted as a general partner of the Partnership and agrees in writing to continue the business of the Partnership with itself as general partner and to be bound by the provisions of this Agreement.

                                   ARTICLE 11

                 DISSOLUTION AND LIQUIDATION OF THE PARTNERSHIP

      11.1 Events Causing Dissolution. The Partnership shall be dissolved upon the expiration of its term as set forth in Section 2.5 hereof, or sooner upon the happening of any of the following events:

      (a) the resignation, withdrawal, dissolution or bankruptcy of the General Partner or the occurrence of any other event that causes the General Partner to cease to be a general partner of the Partnership under the Act; provided that the Partnership shall not be dissolved or required to be wound up upon the happening of such event if within 90 days after such event, all remaining Partners agree in writing to continue the business of the Partnership and to the appointment, effective as of the date of such event, of one or more additional general partners;

      (b) the insolvency or bankruptcy of the Partnership;

      (c) the sale of all or substantially all of the Partnership's assets other than in the ordinary course of business; or

      (d) the conversion of the Partnership to corporate form pursuant to
Section 2.6 hereof.

Dissolution of the Partnership shall be effective, on the date on which the event occurs giving rise to the dissolution, but the Partnership shall not terminate until the Partnership's certificate of limited partnership has been canceled and the assets of the Partnership have been distributed as provided in
Section 11.2.

      11.2. Liquidation. (a) Upon dissolution of the Partnership, its liabilities shall be paid in the order provided herein. The General Partner shall cause Partnership assets to be sold in such manner as the General Partner, in its sole discretion, shall determine. The General Partner or its Affiliates may, to the extent permitted by applicable law, purchase from the Partnership any Partnership investments upon which there are significant restrictions or for which another purchaser willing to pay fair market value is not readily obtainable. Payment of the fair market value of any such investment at the time of the transfer determined by the General Partner in accordance with this Section
11.2 shall be deemed fair and reasonable and not a violation of the General Partner's fiduciary duty to the Partnership. Pending sale of Partnership assets, the General Partner shall have the right to continue to operate and otherwise to deal with Partnership assets. In the event that the General Partner has resigned, withdrawn, dissolved or is bankrupt, or has otherwise ceased to be a general partner of the Partnership. The majority in interest of the Limited Partners shall elect a person (the "liquidating trustee") who is hereby authorized to perform the functions of the General Partner in liquidating the assets of the Partnership and in winding up its affairs.

      (b) Profits and Losses arising from sales (or distributions) upon liquidation shall be allocated in the manner set forth in Article 8. If, over the term of the Partnership, (i) the amounts distributed to the General Partner in respect of the Fixed Return pursuant to Sections 9.2(a)(ii) and 11.2(c)(ii) exceed the profits allocated to the General Partner pursuant to Section 8.1(i)(D) or (ii) the amounts distributed to a Limited Partner in respect of the Fixed Return pursuant to Sections 9.2(a)(iii) and 11.2(c)(iii) exceed the Profits allocated to such Limited Partner pursuant to Section 8.1(i)(E), then the amount of such excess shall be treated as a guaranteed payment and the Partners' Capital Accounts shall be adjusted accordingly.

      (c) Proceeds received upon the liquidation of Partnership assets shall be applied and distributed in the following order:

      (i) to the payment of debts and liabilities of the Partnership (whether by payment or establishment of reasonable reserves), including those to Partners who are creditors, to the extent required by law, in the order of priority as provided by law, and to the payment of the expenses of liquidation;

      (ii) then, to the payment to the General Partner until it has received an aggregate amount equal to the Fixed Return on its aggregate unreturned Capital Contributions;

      (iii) then, to the payment to the Limited Partners until they have received an aggregate amount equal to the Fixed Return on (x) 75% of their aggregate Capital Contributions less (y) the amount of their Returned Capital Contributions;

      (iv) then, to the Limited Partners until they have received cumulative distributions pursuant to this clause (iv) and clauses (i), (iv) and
            (vi) of Section 9.2(a) equal to their aggregate Capital
            Contributions;

      (v) then, to the General Partner until it has received cumulative distributions pursuant to this clause (v) and clauses (v) and (vi) of Section 9.2(a) equal to its aggregate Capital Contributions;

      (vi) then, to the Partners pro rata in accordance with their positive Capital Account balances to the extent thereof (after giving effect to any allocation of Profits or Losses arising from sales (or distributions) on liquidation); and

      (vii) thereafter 100% to the Limited Partners pro rata in accordance with their positive Capital Account balances immediately prior to any distributions pursuant to clause (vi).

      (d) In the sole discretion of the General Partner, payments in liquidation may be made either in cash or in non-cash assets designated by the General Partner, or partly in cash and partly in non-cash assets. If payment is made in non-cash assets, the value of such assets shall be determined by the

General Partner in accordance with Section 12.4 hereof. In the event of any distribution of non-cash assets to any Limited Partner, such Limited Partner agrees, if requested by the General Partner at the time of such distribution, to deliver to the Partnership a letter in form and substance satisfactory to the General Partner, or which may be deemed necessary or desirable by the General Partner, to comply with any legal requirements or governmental regulations, including restrictions on the resale of securities.

      (e) In the event that following the final distribution under Section 11.2(c) above, the General Partner has a deficit balance in its capital account balance, the General Partner shall contribute cash to the Partnership in an amount equal to the deficit balance.

                                   ARTICLE 12

                         BOOKS AND RECORDS; ACCOUNTING;
                      APPRAISAL; TAX MATTERS AND ELECTIONS

      12.1. Books and Records. The books and records of the Partnership, including information relating to the sale by the General Partner or any of its Affiliates of securities, property, goods or services to the Partnership, and a list of the name, residence or business address and Units of each Limited Partner, shall be maintained by the General Partner at the office of the Partnership or of the General Partner and shall be available for examination there by any Limited Partner or his or her duly authorized Representatives at any and all reasonable times for any purpose reasonably related to the Limited Partner's interest as a limited partner of the Partnership. Any Limited Partner, or his or her duly authorized Representatives, upon paying the costs of collection, duplication and mailing, shall be entitled to a copy of the list of the names, residence or business addresses and Units of the Limited Partners. Such information shall be used only for a purpose reasonably related to the Limited Partner's interest as a limited partner of the Partnership. The Partnership may maintain such other books and records and may provide such financial or other statements as the General Partner in its sole discretion deems advisable.

      12.2. Accounting Basis, Fiscal Year. The books and records and the financial statements and reports of the Partnership shall be kept on such basis as the General Partner shall determine. The fiscal year of the Partnership shall be the calendar year.

      12.3. Bank Accounts. The General Partner shall maintain the Partnership bank account, and withdrawals shall be made only in the regular course of the Partnership business on such signature or signatures as the General Partner may determine. Temporary investments are deemed activities in the ordinary course of Partnership business.

      12.4. Appraisal. If at any time the value of one or more non-cash assets of the Partnership is required to be determined under this Agreement, the General Partner shall value such assets, taking into account all relevant factors, including without limitation restrictions on transfer, other legal or contractual restrictions and the costs and expenses of disposition of such assets. In the sole discretion of the General Partner, the valuation of any non-cash assets may be made by independent third parties appointed by the General Partner and deemed qualified by the General Partner to render an opinion as to the value of Partnership assets, using such methods and considering such information relating to such assets as such persons may deem appropriate. The valuation of Partnership assets reflected in an appraisal made in good faith by the General Partner or any adviser or consultant retained for such purpose shall be conclusive and binding on the Limited Partners.

      12.5. Reports. Within 90 days after the end of each fiscal year, or as soon as practicable thereafter, the General Partner shall send to each person who was a Limited Partner at any time during the fiscal year then ended (i) a statement (which shall be audited by independent certified public accountants) showing the cash (or assets distributed in kind) distributed in respect of such year; (ii) such tax information as shall be necessary for the preparation by such Limited Partner of his or her United States federal and state income tax returns; (iii) a report of the investment activities of the Partnership during such year, and (iv) financial statements of the Partnership audited by its accountants.

      12.6 Tax Matters and Elections. (a) Each Limited Partner hereby appoints and designates the General Partner as tax matters partner of the Partnership, as such term is defined under the Code, and hereby agrees that any action taken by the General Partner in connection with audits of the Partnership under the Code will be binding upon the Limited Partners. Each Limited Partner further agrees that he or she will not treat any Partnership item on his or her individual income tax return in a manner inconsistent with the treatment of the item on the Partnership's tax return and that he will not act independently with respect to tax audits or tax litigation affecting the Partnership, unless, in either case, previously authorized to do so in writing by the General Partner, which authorization may be withheld in the sole discretion of the General Partner.

      (b) As such tax matters partner, the General Partner may cause the Partnership to make all elections required or permitted to be made by the Partnership under the Code (including an election under Section 754 thereof permitting the adjustment in basis of Partnership assets upon the occurrence of certain events, such as a sale of Units or the death of a Limited Partner) and not otherwise expressly provided for in this Agreement in the manner that the General Partner believes will be most advantageous to individual taxpayers who
(i) are married and filing joint United States federal income tax returns and
(ii) are not "dealers" for United States federal income tax purposes.

                                   ARTICLE 13

                            MISCELLANEOUS PROVISIONS

      13.1. Appointment of the General Partner as Attorney-in-Fact. (a) Each Limited Partner, by his or her execution of this Agreement (which execution may be by his or her attorney-in-fact pursuant to a power of attorney contained in a subscription agreement or Transfer Application), hereby makes, constitutes and appoints the General Partner, acting by any of its officers or their designees, his or her true and lawful agent and attorney-in-fact, with full power of substitution and full power and authority in his or her name, place and stead to make, execute, sign, acknowledge, swear to, record and file, on his or her behalf and on behalf of the Partnership such documents, instruments and conveyances that may be necessary or appropriate to carry out the provisions or purposes of this Agreement, including, without limitation:

      (i) the original certificate of limited partnership of the Partnership and all amendments thereto required or permitted by law or the provisions of this Agreement including, without limitation, the admission to the Partnership of additional Limited Partners and substituted Limited Partners, and any certificate of cancellation with respect thereto and modifications of Schedule A hereto and all other instruments that the General Partner deems appropriate to reflect a change or modification or amendment of this Agreement, in accordance with this Agreement;

      (ii) all certificates and other instruments deemed advisable by the General Partner to carry out the provisions of this Agreement or to permit the Partnership to become or to continue in the jurisdictions where the Partnership may be doing business as a limited partnership or partnership wherein the Limited Partners have limited liability;

      (iii) all conveyances and other instruments or papers deemed advisable by the General Partner to effect the dissolution and termination of the Partnership;

      (iv) all fictitious or assumed name certificates required or permitted to be filed on behalf of the Partnership; and

      (v) all other instruments, documents, undertakings, certificates, agreements or papers which may be required or permitted by law to be filed on behalf of the Partnership.

      (b) The foregoing power of attorney:

      (i) is coupled with an interest, shall be irrevocable, shall not be affected by and shall survive the subsequent death, disability, incapacity or incompetence of each Limited Partner;

      (ii) may be exercised by the General Partner either by signing separately as attorney-in-fact for each Limited Partner or by a single signature of the General Partner acting as attorney-in-fact for all of them or by any other legally acceptable means; and

      (iii) shall survive the delivery of an assignment by a Limited Partner of the whole or any portion of his or her Units; except that, where the assignee of the whole of such Limited Partner's Units has been approved by the General Partner for admission to the Partnership as a substituted Limited Partner, the power of attorney of the assignor shall survive the delivery of such assignment for the sole purpose of enabling the General Partner to execute, swear to, acknowledge and file any instrument necessary or appropriate to effect such substitution.

      (c) Each Limited Partner shall execute and deliver to the General Partner within five days after receipt of the General Partner's request therefor such further designations, powers-of-attorney and other instruments as the General Partner deems necessary or appropriate to carry out the terms of this Agreement.

      13.2. Amendments of this Agreement. (a) An amendment to this Agreement may be proposed by the General Partner by submitting to all Limited Partners (i) the text of such amendment and (ii) a statement of the purpose of such amendment. Subject to paragraph (d) below, the proposed amendment shall be deemed adopted
(A) 30 days after the General Partner submits such notice, unless Limited Partners holding two-thirds of the outstanding Units have, by the end of such notice period, delivered their written disapproval thereof to the General Partner or (B) if earlier, upon the delivery by Limited Partners holding a majority of the outstanding Units of their written approval thereof to the General Partner.

      (b) An amendment to this. Agreement may be proposed by Limited Partners holding 25% of the outstanding Units. The Limited Partner or Limited Partners proposing such amendment shall submit to the General Partner (i) the text of such amendment, (ii) a statement of the purpose of such amendment, (iii) an opinion of counsel obtained by the Limited Partner or Partners proposing such amendment to the effect that such amendment is permitted by the Act and the laws of any other jurisdiction where the Partnership is qualified to do business, will not impair the limited liability of the Limited Partners and will not adversely affect the classification of the Partnership as a partnership for United States federal income tax purposes. The General Partner shall, within 20 days after receipt of any proposal under this Section 13.2, give notice to all Limited Partners of such proposed amendment, which notice shall include all items submitted by the Limited Partners with respect to such proposed amendment and a statement of the General Partner with respect to such proposed amendment. Subject to paragraph (d) below, the proposed amendment shall be deemed adopted upon the written consent of the General Partner and upon the delivery by Limited Partners holding two-thirds of the outstanding Units of their written approval thereof to the General Partner.

      (c) This Agreement and the terms of the offering of Units may be amended by the General Partner without the consent of any Limited Partner to conform any of the provisions of this Agreement to any requirements or conditions that may be imposed by the SEC under the terms of the Exemptive Order.

      (d) Notwithstanding any other provision of this Section to the contrary, no amendment may:

      (i) expand the obligations of any Partner under this Agreement or convert the Units of any Limited Partner into the interest of a General Partner or adversely affect the limited liability of any Limited Partner, in each case without the approval of such Partner;

      (ii)  amend Section 6.3 or this Section 13.2; or

      (iii) subject to Section 8.6, modify the method provided in Article 8 or 9 of determining and allocating or distributing, as the case may be, Profits and Losses and distributable cash;

without the approval of the General Partner and Limited Partners holding 75% of the outstanding Units that are adversely affected by such modification.

      (e) Notwithstanding the foregoing, this Agreement may be amended by the General Partner without the consent of the Limited Partners (i) to cure any ambiguity or correct or supplement any provision hereof which is incomplete or inconsistent with any other provision hereof or correct any printing, stenographic or clerical error or omissions or (ii) to amend Sections 8.1 to 8.5 pursuant to Section 8.6.

      (f) Upon the adoption of any amendment to this Agreement, the amended Agreement shall be executed by the General Partner for itself and on behalf of the Limited Partners pursuant to the power of attorney granted in Section 13.1, and, if such amendment affects the certificate of limited partnership of the Partnership under the Act, or any other filing made in any other state, the General Partner, pursuant to the power of attorney granted in Section 13.1, shall execute and file proper amendments and filings in the State of Delaware and in each jurisdiction in which such action is necessary for the Partnership to conduct business or to preserve the limited liability of the Limited Partners.

      13.3 Arbitration. Any dispute, controversy or claim arising out of or in connection with or relating to this Agreement or any breach or alleged breach hereof shall (to the extent not prohibited by governing law) be determined and settled by arbitration in The City of New York pursuant to the rules then in effect of the American Arbitration Association. Any award rendered shall be final and conclusive upon the parties and a judgment thereon may be entered in the highest court of the forum, state or federal, having jurisdiction.

      13.4. Notices. Except as otherwise specifically provided herein, all notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if (i) delivered or mailed, certified or registered mail, first-class postage paid or via overnight courier or (ii) transmitted via facsimile, if to any Limited Partner, at such Limited Partner's business address, or to such Limited Partner's facsimile number, set forth in the Partnership's records, and if to the Partnership, to the General Partner at the General Partner's address, or to the General Partner's facsimile number, set forth on Schedule A, Attention: Fred Steinberg, or to such other person or address as any Partner shall have last designated by notice to the Partnership, and in the case of a change in address by the General Partner, by notice to the Limited Partners. Any notice shall be deemed to have been duly given if personally delivered or sent by the mails or by facsimile and will be deemed received, unless earlier received, (i) if sent by certified or registered mail, return receipt requested, or via overnight courier, one business day after mailing, (ii) if sent by overnight mail or courier, when actually received,
(iii) if sent by facsimile transmission, on the date sent provided confirmatory notice is sent by first-class mail, postage prepaid, and (iv) if delivered by hand, on the date of receipt.

      13.5. Binding Provisions. The covenants and agreements contained herein shall be binding upon and inure to the benefit of the heirs, executors, administrators, successors and assigns of the respective parties hereto.

      13.6. Interest as Security for UCC Purposes. Pursuant to section 8-103(c) of the New York Uniform Commercial Code (and any analogous provision of any other applicable law), the Partnership interests are hereby expressly declared to be securities governed by Article 8 of the New York Uniform Commercial Code (and any analogous provision of any other applicable law).

      13.7. Applicable Law. This Agreement shall be construed and enforced in accordance with the laws of the State of Delaware. Notwithstanding the foregoing, the law of the State of New York shall govern:

      (a) the rights and duties of the Partnership with respect to registration of transfer (as defined in Article 8 of the New York Uniform Commercial Code) of Partnership interests;

      (b) the effectiveness of registration of transfer (as defined in Article 8 of the New York Uniform Commercial Code) of Partnership interests;

      (c) whether the Partnership owes any duties to an adverse claimant to any Partnership interests; and

      (d) whether an adverse claim can be asserted against a person to whom transfer (as defined in Article 8 of the New York Uniform Commercial Code) of Partnership interests is registered or who obtains control (as defined in Article 8 of the New York Uniform Commercial Code) of any Partnership interests.

      13.8 Counterparts. This Agreement may be executed in several counterparts, all of which together shall constitute one agreement binding on all parties hereto, notwithstanding that not all the parties have signed the same counterpart. The General Partner may execute any document by facsimile signature of a duly authorized officer.

      13.9. Separability of Provisions. If for any reason any provision or provisions hereof that are not material to the purposes or business of the Partnership or the Limited Partners' Units are determined to be invalid and contrary to any existing or future law, such invalidity shall not impair the operation of or affect those portions of this Agreement that are valid.

      13.10. Entire Agreement This Agreement constitutes the entire agreement among the parties. This Agreement supersedes any prior agreement or understanding among the parties and may not be modified or amended in any manner other than as set forth herein.

      13.11. Section Tides. Article, section and paragraph titles are for descriptive purposes only and shall not control or alter the meaning of this Agreement as set forth in the text.

      13.12. Waiver of Right of Partition. Each Partner hereby waives its right of partition.

      13.13. Effectiveness. This Agreement shall become effective as of the day and year first above written upon execution hereof by the General Partner and the Initial Limited Partner and, as to each additional Limited Partner, when the prescribed subscription hereto by such party has been accepted by the General Partner.

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                     GENERAL PARTNER

                                     LB I GROUP INC.


                                     By:  /s/ Karen M. Muller
                                         -----------------------------------
                                         Vice President

                                     INITIAL LIMITED PARTNER:

                                     FIRST CAP IV, INC.


                                     By:  /s/ Jennifer Marre
                                         -----------------------------------
                                         Vice President

                                     ADDITIONAL LIMITED PARTNERS:

                                     All Limited Partners now and hereafter
                                     admitted as limited partners of the
                                     Partnership pursuant to powers of
                                     attorney now and hereafter executed in
                                     favor of and delivered to the General
                                     Partner.

                                     By:  GENERAL PARTNER, as Attorney-in-Fact:

                                          LB I GROUP INC.


                                          By:  /s/ Karen M. Muller
                                              ------------------------------
                                              Vice President

                                   SCHEDULE A

GENERAL PARTNER:

Name: LB I Group Inc.

Registered Office:

c/o Prentice-Hall Corporation System, Inc.
1013 Center Road
Wilmington, Delaware 19805

Business Address:

3 World Financial Center
New York, New York 10285

INITIAL LIMITED PARTNER:

First Cap IV, Inc.

Registered Office:

c/o Prentice-Hall Corporation System, Inc.
1013 Center Road
Wilmington, Delaware 19805

Business Address:

3 World Financial Center
New York, New York 10285


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